CONSULTANT COMPENSATION AGREEMENT NO. 1

               THIS CONSULTANT COMPENSATION AGREEMENT (the "Plan") is made this 24th day of August, 1998, among American Coal Corporation, a Nevada corporation ("American Coal"); and Dannette Uyeda, Jennifer Ngo, Justeene Blankenship and John Michael Coombs, Esq, who have executed and delivered this Plan by the execution and delivery of the Counterpart Signature Pages which are designated as Exhibits "A," "B," "C" and "D" hereof (collectively, the "Consultants").

               WHEREAS, the Board of Directors of American Coal has adopted a written compensation agreement for compensation of four individual Consultants who are natural persons, two of whom are directors and executive officers of the Company, one of whom is a consultant to the Company and one of whom is an attorney; and

               WHEREAS, American Coal has engaged the Consultants to provide services at the request of and subject to the satisfaction of its management; and

               WHEREAS, the Consultants have provided services at the request and subject to the approval of the management of American Coal; and

               WHEREAS, a general description of the nature of the services performed and to be performed by the Consultants and the maximum value of such services under this Plan are listed in the Counterpart Signature Pages; and

               WHEREAS, American Coal and the Consultants intend that this Plan and the services performed hereunder shall be made, requested and performed in such a manner that this Plan shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("Commission") pursuant to which American Coal may issue "freely tradeable" shares (except as may be limited by "affiliate" status) of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by American Coal;

               NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                           Section 1

                       Compensation Plan

          1.1 Employment. American Coal hereby employs the Consultants and the consultants hereby accept such employment, and have and will perform the services requested by management of American Coal to its satisfaction during the term hereof. The services performed by the Consultants hereunder have been and will be personally rendered by the Consultants, and no one acting for or on behalf of the Consultants, except those persons normally employed by the consultants in rendering services to others, such as secretaries, bookkeepers and the like.

          1.2 Independent Contractors. Regardless of the Consultants' status as "employees" under Rule 405 of the Commission, all services rendered by the Consultants hereunder have been rendered as independent contractors, and the Consultants shall be liable for any FICA taxes, withholding or other similar taxes or charges, and the Consultants shall indemnify and hold American Coal harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by the Consultants in computing the billable rate for the services the Consultants have rendered and agreed to render to American Coal.

          1.3  Term.  All services performed at the request of American
Coal by the Consultants shall have been performed within 120 days from the date hereof, at which time this Plan shall terminate, unless otherwise provided herein; provided, however, this Plan may be extended for an additional 120 day period by written agreement of American Coal and any of the Consultants.

          1.4 Payment. American Coal and the Consultants agree that American Coal shall pay the invoices of the Consultants for the services performed under this Plan by the issuance of shares of its common stock (taking into account the 100 for one reverse split effected in August, 1998) at a price of $0.05 per share; provided, however, such shares of common stock shall be issued pursuant to and shall be subject to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.5 Invoices for Services. On the completion of rendering the services performed by the Consultants hereunder, each of the Consultants shall provide American Coal with a written invoice detailing the services duly performed. Such invoice shall be paid by American Coal in accordance with
Section 1.4 above, subject to the satisfaction of the management of American Coal that the services have been performed, and to the extent performed, that the performance was in a satisfactory manner. The submission of an invoice for the services performed by each of the Consultants shall be deemed to be a subscription by the respective Consultants to purchase shares of common stock of American Coal at the price outlined in Section 1.4 above, subject only to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.6 Common Stock Price. To the extent deemed required or necessary and for all purposes of this Plan, the Consultants shall have an "option" covering such shares of common stock at the per share price set forth in paragraph 1.4 above during the term hereof; the Consultants assume the risk of any decrease in the per share price or value of the shares of common stock of American Coal that may be issued by American Coal for services performed by the Consultants hereunder, and the Consultants agree that any such decrease shall in no way affect the rights, obligations or duties of the Consultants hereunder.

          1.7 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of American Coal shall be services related to any "capital raising" transaction.

          1.8 Delivery of Shares. On submission of an invoice for services actually performed by the respective Consultants, and duly verified to the satisfaction of American Coal, and subject to the filing and effectiveness of a Registration Statement on Form S-8 of the Commission covering such shares, one or more stock certificates representing such shares shall be delivered to the respective Consultants at the addresses listed on the Counterpart Signature Pages, unless another address shall be provided to American Coal in writing prior to the issuance of such shares.

          1.9  Adjustments in the Number of Shares of Common Stock and
Price Per Share. American Coal and the Consultants agree that the per share price of shares of common stock that may be issued by American Coal to the Consultants for services performed under this Plan has been arbitrarily set by American Coal; however, in the event American Coal shall undergo a merger, consolidation, reorganization, recapitalization, declare a stock dividend of its shares of common stock or cause to be implemented a forward or reverse stock split (the 100 for 1 reverse split of August, 1998, has already been taken into effect) which affects the present number of issued and outstanding shares of common stock of American Coal prior to the issuance of shares to the Consultants, that the per share price and the number of shares issuable to the Consultants for services actually rendered hereunder after such event shall be appropriately adjusted to reflect any such event.

          1.10 Effective Date. The Effective Date of the Plan for each of the Consultants shall be the date set forth on the respective Counterpart Signature Pages.

          1.11 Conditions. The Plan is subject to the following conditions, to-wit:

                      (i) No shares shall be issued under the Plan unless the Agreement and Plan of Merger between the Company and U S Jet, Inc., a Delaware corporation ("U S Jet"), is completed; and

                     (ii) The number of shares of common stock to be issued
                              under the Plan shall in no event exceed 10% of
the
                              total issued and outstanding shares of common stock of the post-reorganized company.

                           Section 2

        Representations and Warranties of American Coal

               American Coal represents and warrants to, and covenants with, the Consultants as follows:

          2.1 Corporate Status. American Coal is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

          2.2 Compensation Plan. The Board of Directors of American Coal has duly adopted a Compensation Plan as defined in Rule 405 of the Commission pursuant to which American Coal may issue "freely tradeable" shares of its common stock as payment for services rendered, subject to the filing and effectiveness of an S-8 Registration Statement to be filed with the Commission by American Coal.

          2.3 Registration Statement on Form S-8. American Coal shall engage the services of a competent professional to prepare and file a Registration Statement on Form S-8 with the Commission to cover the shares of common stock to be issued under the Plan; shall cooperate with such professional in every manner whatsoever to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, which such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and which such Registration Statement shall become effective immediately upon its filing; such Registration Statement shall be prepared at the sole cost and expense of American Coal; and American Coal will provide to the Consultants prior to the issuance and delivery of any such shares of common stock a copy of such Registration Statement, the Compensation Plan adopted by its Board of Directors, all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement and any other similar reports filed or publicly disseminated following the effective date of any such Registration Statement.

          2.4 Federal and State Securities Laws, Rules and Regulations. American Coal shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such shares of common stock.

          2.5 Limitation on Services. American Coal shall not request the Consultants to perform any services in connection with any "capital raising" transaction under this Plan.

          2.6 Reports With the Commission. American Coal is required to file reports with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and American Coal has or will file with the Commission all reports required to be filed by it forthwith, and shall continue to file such reports with the Commission so long as required, but for a period of not less than one year; and such reports are or will be true and correct in every material respect.

          2.7 Corporate Authority and Due Authorization. American Coal has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder. Execution of this Plan and performance by American Coal hereunder have been duly authorized by all requisite corporate action on the part of American Coal, and this Plan constitutes a valid and binding obligation of American Coal and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of American Coal.

                           Section 3

       Representations and Warranties of the Consultants

               Each of the Consultants represents and warrants to, and covenants with, American Coal as follows:

          3.1 Employment. Each of the Consultants hereby accepts employment by American Coal for the services performed pursuant to this Agreement. The services performed by the Consultants hereunder have been personally rendered by the Consultants, and no one acting for or on behalf of the Consultants.

          3.2 Accredited Investors. Each of the Consultants represents and warrants that, by reason of income, net assets, education, background and business acumen, the Consultants have the experience and knowledge to evaluate the risks and merits attendant to an investment in shares of common stock of American Coal, either singly or through the aid and assistance of a competent professional, and are fully capable of bearing the economic risk of loss of the total investment of services; further, they are "accredited investors" as that term is defined under the 1933 Act or the rules and regulations promulgated thereunder.

          3.3 Suitability of Investment. Prior to the execution of this Plan, each of the Consultants shall have provided the services outlined in the respective Counterpart Signature Pages to American Coal, and the Consultants, singly, or through the advice of a competent professional, fully believe that an investment in shares of common stock of American Coal is a suitable investment for the Consultants.

          3.4 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of American Coal shall be services related to any "capital raising" transaction.

          3.5 Authority and Authorization. Each of the Consultants has full power and authority to enter into this Plan and carry out the obligations hereunder. Execution of this Plan and performance by the Consultants hereunder constitutes a valid and binding obligation of the Consultants and performance hereunder will not violate any other agreement to which any of the Consultants is a party.

                           Section 4

                           Indemnity

              American Coal and the Consultants agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of American Coal to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.

                           Section 5

                          Termination

               Prior to the performance of services hereunder, this Plan may be terminated (1) by mutual consent of American Coal and the respective Consultants in writing; (2) by either the Directors of American Coal or the respective Consultants if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; and (3) shall automatically terminate at the expiration of the term hereof, provided, however, all representations and warranties shall survive the termination hereof; provided, further, however, that any obligation of American Coal to pay for any services actually rendered by the Consultants hereunder shall survive any such termination.

                            Section 6

                       General Provisions

          6.1 Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Plan.

          6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

          If to American Coal:     1969 West North Temple
                              Salt Lake City, Utah 84116

          If to Consultants:       The addresses listed on the
                                   Counterpart Signature Pages

          6.3 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          6.4 Headings. The section and subsection headings in this Planare inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

          6.5 Governing law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

          6.6 Assignment. Neither American Coal nor the Consultants can assign any rights, duties or obligations under this Plan, and in the event of any such assignment, such assignment shall be deemed null and void.

          6.7 Counterparts. This Plan may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Plan effective the day and year first above written.

                              AMERICAN COAL CORPORATION


                              By /s/ Dannette Uyeda, President

                          EXHIBIT "A"

            CONSULTANT COMPENSATION AGREEMENT NO. 1

                   COUNTERPART SIGNATURE PAGE

               THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among American Coal Corporation and the undersigned Consultant is executed as of the date set forth hereinbelow.

                              Consultant:

                         Dannette Uyeda
                         1969 West North Temple
                         Salt Lake City, Utah 84116


Date: 8/24/98.           /s/ Dannette Uyeda
                                             Number of Shares and
                                                 Maximum Value
                                                   of Services
General Description of Services                            to be Performed

Reviewing "due diligence" materials respecting              100,000
U S Jet, Inc., the Agreement and Plan of Merger             $5,000
regarding U S Jet, Inc. and various meetings regarding the same.

                          EXHIBIT "B"


            CONSULTANT COMPENSATION AGREEMENT NO. 1

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among American Coal Corporation and the undersigned Consultant is executed as of the date set forth hereinbelow.

                              Consultant:

                              Jennifer Ngo
                              1969 West North Temple
                              Salt Lake City, Utah 84116



Date: 8/24/98.                /s/ Jennifer Ngo

                                             Number of Shares
                                              Maximum Value
                                                 of Services
General Description of Services                    to be Performed

Reviewing "due diligence" materials respecting              100,000
U S Jet, Inc., the Agreement and Plan of Merger             $5,000
regarding U S Jet, Inc. and various meetings regarding the same.

                          EXHIBIT "C"


            CONSULTANT COMPENSATION AGREEMENT NO. 1

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among American Coal Corporation and the undersigned Consultant is executed as of the date set forth hereinbelow.

                              Consultant:

                              Justeene Blankenship
                              1969 West North Temple
                              Salt Lake City, Utah 84116


Date: 8/24/98.                /s/ Justeene Blankenship

                                             Number of Shares
                                              Maximum Value
                                              of Services
General Description of Services                    to be Performed

Reviewing the documentation respecting the             75,000
proposed Agreement and Plan of Merger with             $3,750
U S Jet.

                          EXHIBIT "D"


            CONSULTANT COMPENSATION AGREEMENT NO. 1

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among American Coal Corporation and the undersigned Consultant is executed as of the date set forth hereinbelow.

                              Consultant:

                              John Michael Coombs, Esq.
                              124 South 6th East, #100
                              Salt Lake City, Utah 84120



Date: 8/24/98.                /s/ John Michael Coombs, Esq.

                                             Number of Shares
                                              Maximum Value
                                              of Services
General Description of Services                    to be Performed

Legal Services related to preliminary negotiations          25,000
regarding the Agreement and Plan of Merger with             $1,250
U S Jet, Inc.